EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock, par value $.01 per share, of Berger Holdings, Ltd., a Pennsylvania corporation, is filed jointly, on behalf of each of them.

Dated: November 13, 2003	/s/ Joseph F. Weiderman
Joseph F. Weiderman

Dated: November 13, 2003	/s/ Theodore A. Schwartz
Theodore A. Schwartz

Dated: November 13, 2003	/s/ Paul L. Spiese, III
Paul L. Spiese, III

Dated: November 13, 2003	/s/ Jon M. Kraut, D.M.D.
Jon M. Kraut, D.M.D.

Dated: November 13, 2003	IRVING KRAUT FAMILY TRUST

	By:	/s/ Jon M. Kraut
Jon M. Kraut, Co-Trustee

Dated: November 13, 2003	IRVING KRAUT Q-TIP TRUST

	By:	/s/ Jon M. Kraut
Jon M. Kraut, Co-Trustee

Dated: November 13, 2003	/s/ Francis E. Wellock, Jr
Francis E. Wellock, Jr.

Dated: November 13, 2003	/s/ John P. Kirwin, III
John P. Kirwin, III

Dated: November 13, 2003	/s/ Jacob I. Haft, M.D.
Jacob I. Haft, M.D.

Dated: November 13, 2003	/s/ Larry Falcon
Larry Falcon

Dated: November 13, 2003	/s/ Jay D. Seid
Jay D. Seid